Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 27, 2025, with respect to the financial statements of Grayscale Ethereum Mini Trust ETF, included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

New York, New York

April 1, 2025